Exhibit 10.1

JOINDER TO MERGER AGREEMENT

This joinder (this “Joinder”) is being executed and delivered by K Wave Media Ltd., a Cayman Islands exempted company (“K Wave Media”), and GLST Merger Sub Inc., a Delaware corporation (“GLST Merger Sub”), pursuant to the Merger Agreement, dated as of June 15, 2023 (as the same may be amended from time to time, the “Merger Agreement”), by and among K Enter Holdings Inc., a Delaware corporation (the “Company”), Global Star Acquisition Inc., a Delaware corporation (“Parent”), Purchaser and Merger Sub. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Merger Agreement.

By executing and delivering this Joinder to the Company and Parent, and upon acceptance hereof by the Company and Parent upon the execution of a counterpart hereof, K Wave Media hereby agrees to become a party to, to be bound by, and to comply with the Merger Agreement as “Purchaser” in the same manner as if K Wave Media were an original signatory to the Merger Agreement, and K Wave Media shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Merger Agreement applicable to Purchaser as though an original party thereto.

Upon the execution of this Joinder, K Wave Media, as Purchaser, hereby represents and warrants to the Company that the following representations and warranties are true, correct and complete as of the date of this Joinder and as of the Closing Date:

Purchaser is authorized to issue 5,000,000 ordinary shares, par value $0.01 per share, of which 5,000,000 Purchaser Ordinary Shares are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding.

By executing and delivering this Joinder to the Company and Parent, and upon acceptance hereof by the Company and Parent upon the execution of a counterpart hereof, GLST Merger Sub hereby agrees to become a party to, to be bound by, and to comply with the Merger Agreement as “Merger Sub” in the same manner as if GLST Merger Sub were an original signatory to the Merger Agreement, and GLST Merger Sub shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Merger Agreement applicable to Merger Sub as though an original party thereto.

Upon the execution of this Joinder, GLST Merger Sub, as Merger Sub, hereby represents and warrants to the Company that the following representations and warranties are true, correct and complete as of the date of this Joinder and as of the Closing Date:

Merger Sub is authorized to issue 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Merger Sub are issued, reserved for issuance or outstanding.

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Accordingly, the undersigned have executed and delivered this Joinder as of July 13, 2023.

K WAVE MEDIA LTD.

By:	/s/ Anthony Ang
Name:	Anthony Ang
Title:	Director

GLST MERGER SUB LTD.

By:	/s/ Anthony Ang
Name:	Anthony Ang
Title:	CEO

Agreed and Accepted as of
July 13, 2023

K ENTER HOLDINGS INC.

By:	/s/ Young Jae Lee
Name:	Young Jae Lee
Its:	CEO

GLOBAL STAR ACQUISITION INC.

By:	/s/ Anthony Ang
Name:	Anthony Ang
Its:	CEO

[Signature Page to Joinder]